INVESTOR PRESENTATION 2022 Third Quarter Earnings bancofcal.com

2 FORWARD LOOKING STATEMENTS When used in this report and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California, Inc. and its affiliates (“BANC,” the “Company”, “we”, “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the continuing effects of the COVID-19 pandemic and steps taken by governmental and other authorities to contain, mitigate, and combat the pandemic on our business, operations, financial performance and prospects; (ii) the costs and effects of litigation, including legal fees and other expenses, settlements and judgments; (iii) the risk that we will not be successful in the implementation of our capital utilization strategy, new lines of business, new products and services, or other strategic project initiatives; (iv) risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies, and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all and, in the case of our recent acquisition of Deepstack Technologies, reputational risk, regulatory risk and potential adverse reactions of the Company's or Deepstack's customers, suppliers, vendors, employees or other business partners; (v) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to, the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and nonperforming assets in our loan portfolio, and may result in our allowance for credit losses not being adequate and require us to materially increase our credit loss reserves; (vi) the quality and composition of our securities portfolio; (vii) changes in general economic conditions, either nationally or in our market areas, including the impact of supply chain disruptions, or changes in financial markets, and the risk of recession; (viii) changes in the interest rate environment and levels of general interest rates, including the recent and anticipated increases by the FRB in its benchmark rate, the impacts of inflation, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin, and funding sources; (ix) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (x) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xi) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for credit losses, result in write-downs of asset values, increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings; (xii) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xiii) our ability to control operating costs and expenses; (xiv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xv) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvi) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xvii) uncertainty regarding the expected discontinuation of the London Interbank Offered Rate (“LIBOR”) and the use of alternative reference rates; (xviii) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including but not limited to, due to cybersecurity threats; (xix) our ability to attract and retain key members of our senior management team; (xx) increased competitive pressures among financial services companies; (xxi) changes in consumer spending, borrowing and saving habits; (xxii) the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xxiii) the ability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting standards; (xxv) continuing impact of the Financial Accounting Standards Board’s credit loss accounting standard, referred to as Current Expected Credit Loss, which requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxvi) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxvii) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or our bank subsidiary, or repurchases of our common stock; and (xxviii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this report and from time to time in other documents that we file with or furnish to the SEC.

3 (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation (2) 3Q22 capital ratios are preliminary THIRD QUARTER 2022 RESULTS ($ in Thousands Except Per Share Data) 3Q22 2Q22 3Q21 Net interest income $ 79,408 $ 78,299 $ 62,976 (Reversal of) provision for credit losses - - $ (1,147) Net income $ 24,196 $ 26,712 $ 23,170 Net income available to common stockholders $ 24,196 $ 26,712 $ 21,443 Earnings per diluted common share $ 0.40 $ 0.43 $ 0.42 Adjusted net income available to common stockholders (1) $ 26,732 $ 27,767 $ 19,374 Adjusted earnings per diluted common share (1) $ 0.44 $ 0.45 $ 0.38 Pre-tax pre-provision (PTPP) income (1) $ 34,127 $ 36,873 $ 30,684 Adjusted PTPP income (1) $ 37,728 $ 38,371 $ 27,747 Return on average assets (ROAA) 1.02% 1.15% 1.13% PTPP ROAA (1) 1.44% 1.58% 1.50% Adjusted PTPP ROAA (1) 1.59% 1.65% 1.35% Average assets $ 9,408,740 $ 9,342,696 $ 8,141,613 Net interest margin 3.58% 3.58% 3.28% Allowance for credit losses coverage ratio 1.36% 1.34% 1.26% Common equity tier 1 (2) 11.39% 11.29% 10.86% Tangible common equity per share (1) $ 13.79 $ 14.05 $ 13.99 Noninterest-bearing deposits as % of total deposits 40.4% 37.4% 32.2%

4 ENHANCING FRANCHISE VALUE (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 3rd Quarter 2022 Summary Growing Earnings Power • Strong adjusted net income and EPS in a more challenging operating environment • Loan production rate increase and large noninterest-bearing deposit base improves ability to realize more NIM expansion and earnings growth • Excluding our use of capital for the Deepstack acquisition, TBVPS grew in the quarter Continued Growth in Targeted Areas • Noninterest-bearing deposits increased $117 million, or 17% annualized, from prior quarter to represent 40% of total quarter-end deposits • The number of commercial noninterest-bearing deposit accounts grew 7% annualized and commercial noninterest-bearing deposits grew 19% annualized • Total commercial loans, excluding warehouse lending, increased 11% annualized Asset Sensitivity Drives Ability to Expand NIM • 29 basis point increase in average yield on earning assets offsets higher cost of funds and keeps net interest margin consistent with prior quarter • Noninterest-bearing deposits and longer-term fixed-rate funding added in 3Q22 improves asset sensitivity Positive Trends in Asset Quality • Decline in delinquent loans, non-performing loans, and non-performing assets • Extensive stress testing on portfolio indicates asset quality should remain strong if economic conditions deteriorate in near future Acquisition of Deepstack Technologies and Entry into Payments Processing • Adds a high value solution that will:  Provide a consistent, high margin source of fee income (at scale)  Offer another stable source for growth of commercial non-interest bearing deposits  Attract new clients in targeted verticals and advance BANC’s goal to be the hub of the financial services ecosystem for clients while creating another driver of profitable long- term growth and franchise value

5 Adjusted Pre-tax Pre-provision (PTPP) Income (1) $16.0 $13.2 $12.2 $18.9 (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 0.65% 0.83% 0.98% 1.25% 1.06% 1.35% 1.39% 1.55% 1.65% 1.59% $18.9 $20.6 2Q20 $32.7 4Q203Q20 1Q21 3Q21 $12.2 1.13% 2Q21 $27.7 4Q21 $35.8 1Q22 2Q22 $37.7 3Q221Q20 $24.5 $38.4 $16.0 $22.0 +16% +209% Adjusted PTPP Income Adjusted PTPP Income / Avg. Assets CONSISTENT CORE EARNINGS POWER ($ in millions)

6 NET INCOME AVAILABLE TO COMMON STOCKHOLDERS RECONCILIATION • 3Q22: Noninterest expense adjustments relate to merger expenses and professional fees, net of recoveries • 2Q22: Noninterest expense adjustments relate to professional fees, net of recoveries ($ in millions) (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation (2) Adjustments presented utilizing a statutory tax rate of 29.56%; see “Non-GAAP Reconciliation” slides at end of presentation $24.2 $26.7 Adjusted Net Income Available to Common Stockholders (1)(2) Noninterest expense adjustments Net Income Available to Common Stockholders $2.2 $0.4 Loss on alternative energy partnerships $26.7 $27.8 Loss on alternative energy partnerships $0.7 Net income available to common stockholders $0.3 Noninterest expense adjustments Adjusted Net Income Available to Common Stockholders (1)(2) EPS $0.40 EPS $0.45 EPS $0.43 3Q 2022 2Q 2022 EPS $0.44 Highlights

7 LOW COST DEPOSIT FRANCHISE (1) Reflects balance as of period end • 6% YTD increase in noninterest-bearing deposits • 40% percent of deposits are noninterest-bearing, up from 32% a year ago • Targeted deposit strategy has transformed deposit mix and contributed to asset-sensitive profile Cost of Deposits34.0% 0.15% 32.0% 3Q22 32.2% 37.5% 25.0% 3Q21 0.11% 9.0%0.0% 23.5% 2Q22 0.0%6.8% 39.6% 4Q21 0.08% 1Q22 21.4% 32.0% 21.5% 0.0%7.0% 0.17% 37.4% 31.2% 1.8%8.1% 0.47% 40.4% 26.4% 20.4% 4.4% 8.4% Average Cost of deposits Money Market & Savings CDs Noninterest-bearing Interest-bearing checking Brokered CDs 9/30 Spot Rate 0.56% Category 3Q21 4Q21 1Q22 2Q22 3Q22 $ in millions Noninterest-bearing checking $2,107.7 $2,788.2 $2,958.6 $2,826.6 $2,943.6 Interest-bearing checking 2,214.7 2,393.4 2,395.3 2,359.9 1,921.8 Demand deposits 4,322.4 5,181.6 5,354.0 5,186.5 4,865.4 Money Market & Savings 1,661.0 1,751.1 1,605.1 1,622.9 1,478.0 CDs 559.8 506.7 520.7 615.7 614.6 Brokered CDs 0.0 0.0 0.0 133.6 322.4 Total(1) $6,543.2 $7,439.4 $7,479.7 $7,558.7 $7,280.4 Highlights

8 Commercial Noninterest-Bearing Deposits (NIB) and Number of Accounts DEPOSIT ENGINE CONSISTENTLY GENERATES NEW LOW-COST COMMERCIAL DEPOSIT RELATIONSHIPS NIB Commercial Deposits Comprise 88% of Total NIB Deposits ($ millions) 9,920 10,945 11,270 11,444 11,644 14,244 14,292 14,300 14,541 3Q221Q224Q2112/31/19 12/31/20 2Q211Q21 3Q21 2Q22 $1,001 $1,339 $1,519 $1,605 $1,920 $2,550 $2,651 $2,476 $2,592 NIB Business Deposits Accounts NIB Business Deposits 4Q21 Includes PMB Acquisition

DIVERSIFIED LOAN PORTFOLIO MITIGATES RISK AND GENERATES ATTRACTIVE RISK-ADJUSTED YIELD

BANC OF CALIFORNIA

Loan Segment	3rd Quarter 2022			2nd Quarter 2022			Change		
	$[1]	%	Avg. Yield	$[1]	%	Avg. Yield	$[1]	%	Avg. Yield
$ in Millions									
C&I: Warehouse	$ 766	11%	5.97%	$ 1,160	16%	4.83%	$ (394)	-5%	1.14%
C&I: All Other	1,227	17%	5.09%	1,273	17%	4.54%	(46)	0%	0.56%
Multifamily	1,698	23%	4.00%	1,572	21%	4.14%	126	2%	-0.14%
CRE	1,241	17%	4.44%	1,204	16%	4.43%	37	1%	0.01%
Construction	236	3%	6.72%	228	3%	5.50%	8	0%	1.22%
SBA	86	1%	3.13%	92	1%	3.52%	(7)	0%	-0.39%
Total Commercial Loans	5,255	72%	4.77%	5,531	74%	4.49%	(276)	-2%	0.28%
SFR	1,948	27%	3.85%	1,832	25%	3.84%	115	2%	0.01%
Consumer	87	1%	6.05%	88	1%	6.24%	(2)	0%	-0.19%
Total Consumer Loans	2,034	28%	3.94%	1,921	26%	3.96%	114	2%	-0.02%
Total Loans HFI	$ 7,289	100%	4.54%	$ 7,451	100%	4.35%	$ (162)	N/A	0.19%



Construction
$236
3%
SBA
$86
1%
Consumer
$87
1%
C&I
$1,993
28%
1-4 Res.
$1,948
27%
CRE
$1,241
17%
Multifamily
$1,698
23%

- Total Commercial Loans, excluding warehouse, increased $118 million or 11% on an annualized basis
- 64% of the loan portfolio is secured by residential real estate
- Real estate secured loans weighted average loan-to-values (LTVs) of 57%
- 77% of the SFR portfolio have LTVs of less than 70%
- 86% of all real estate secured loans have LTVs of less than 70%

(1) Reflects balance as of period end

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10 DIVERSIFIED BUSINESS MIX YoY GROWTH IN LOAN FUNDINGS, RATE ON PRODUCTION (1) PMB acquired loans excluded from chart and Total Loan Fundings (2) Includes deferred costs/fees, transfers, sales and other adjustments ($ in millions) Loans Beginning Balance Total Fundings PMB Acquired(1) Total Payoffs Net Di fference Other Change (2) Loans Ending Balance Total Loan Yield Rate on Production Q3 2022 7,455$ 821$ -$ 980$ (159)$ (2)$ 7,294$ 4.54% 5.52% Q2 2022 7,455$ 1,211$ -$ 1,208$ 3$ (2)$ 7,455$ 4.35% 4.20% Q1 2022 7,255$ 968$ -$ 780$ 188$ 12$ 7,455$ 4.26% 3.70% Q4 2021 6,232$ 906$ 963$ 828$ 77$ (17)$ 7,255$ 4.20% 3.74% Q3 2021 5,988$ 763$ -$ 528$ 234$ 9$ 6,232$ 4.18% 3.83% $503 $583 $679 $831 $559 $82 $243 $290 $380 $262 $178 $80 $763 $906 $968 $1,211 $821 ($385) ($575) ($435) ($459) ($239) ($144) ($254) ($317) ($334) ($347) ($28) ($414) ($394) ($528) ($828) ($780) ($1,208) ($980) 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Total Loan Fundings of $821 Million in Q3 2022 Fundings Advances Warehouse Net Advances/Paydowns Payoffs Paydowns Warehouse Net Advances/Paydowns Total Loan Yield Rate on Production ($ in millions)

11 ASSET QUALITY REMAINS STRONG NPLs, Delinquencies, and Classified Loans Delinquencies ($ in millions) Non-performing Loans (NPLs) ($ in millions) Criticized and Classified Loans ($ in millions) ACL / Non-performing Loans (NPLs) ($ in millions) $72.8 $31.9 $19.1 4Q21 $19.1 $26.0 $57.5 0.72% 3Q21 $21.7 1.00% $30.4 $30.6 0.82% 1Q22 $32.5 $29.7 0.83% 2Q22 $36.4 $21.1 0.79% 3Q22 $45.1 $61.0 $62.2 Delinquencies (ex-SFR)SFR Delinquencies PMBC Acquired Delinquencies Delinquencies /Total Loans $125 $101 3Q22 $98 $76 3Q21 $60 4Q21 1Q22 2Q22 $111 $241 $245 $250 $211 $173 Criticized and Classified Loans PMB Acquired Criticized and Classified Loans Classified Loans $29.1 $52.6 $16.5 3Q21 $7.3 0.73% $23.9 $8.0 $7.1 $21.6 0.72% 4Q21 $10.3 $44.2 0.73% 1Q22 $44.4 $34.7$37.1 0.60% 2Q22 0.59% 3Q22 $45.6 $54.5 $42.7 SFR NPLs NPLs (ex-SFR) PMBC Acquired NPLs NPLs/Total Loans-HFI 173% 187% 181% 224% 232% $78.8 3Q21 $98.2 4Q21 $98.6 2Q221Q22 $99.7 $98.8 3Q22 ACL / NPLs ACL (1) The NPL ratio related to BANC originated loans is 0.49% when PMB’s NPLs of $21.6 million and PMB acquired loans outstanding at December 31, 2021 of $905 million are excluded (1)

TOP 10 RELATIONSHIPS
Non-performing & delinquent loans rollforward

Non-performing Loans ($ in thousands)

#	3Q22	2Q22	Delta	Loan Category	3Q Accrual Status	3Q Delinquency Status	2Q Accrual Status
1	$ 11,364	$ 12,350	$ (986)	C&I	Non-Accrual	Current	Non-Accrual
2	4,920	-	4,920	C&I	Non-Accrual	60-89	Accrual
3	3,929	3,929	-	SFR	Non-Accrual	90+	Non-Accrual
4	3,385	3,523	(138)	C&I	Non-Accrual	Current	Non-Accrual
5	3,179	3,189	(10)	SBA / C&I	Non-Accrual	90+	Non-Accrual
6	2,977	2,977	-	SBA	Non-Accrual	90+	Non-Accrual
7	2,278	2,326	(48)	C&I	Non-Accrual	Current	Non-Accrual
8	1,924	1,924	-	SBA	Non-Accrual	90+	Non-Accrual
9	1,554	-	1,554	SFR	Non-Accrual	90+	Accrual
10	1,201	1,201	-	SBA	Non-Accrual	90+	Non-Accrual
11+	5,963	13,024	(7,061)				
Total	$ 42,674	$ 44,443	$ (1,769)				

Delinquent Loans ($ in thousands)

#	3Q22	2Q22	Delta	Loan Category	3Q Delinquency Status	3Q Accrual Status	2Q Delinquency Status
1	$ 5,312	$ -	$ 5,312	SFR	30-59	Accrual	Current
2	4,920	-	4,920	C&I	60-89	Non-Accrual	Current
3	3,929	3,929	-	SFR	90+	Non-Accrual	90+
4	3,179	3,189	(10)	SBA / C&I	90+	Non-Accrual	90+
5	3,031	-	3,031	SFR	30-59	Accrual	Current
6	2,977	2,977	-	SBA	90+	Non-Accrual	90+
7	2,871	-	2,871	SFR	30-59	Accrual	Current
8	2,486	2,486	(0)	SFR	30-59	Accrual	30-59
9	2,175	2,182	(8)	SFR	30-59	Accrual	30-59
10	1,924	1,924	-	SBA	90+	Non-Accrual	90+
11+	24,734	45,504	(20,769)				
Total	$ 57,537	$ 62,190	$ (4,653)				

Non-performing loans

- Non-performing loans decreased $1.8 million to $42.7 million, or 4%
- Non-performing loans included $17.9 million relates to loans in a current payment status
- Non-performing loans included loans guaranteed by the SBA of $10.4 million

Delinquencies

- Delinquencies decreased $4.7 million as $30.5 million of additions were mostly offset by $25.2 million of loans returning to current status and $9.8 million of other reductions
- Delinquent loans included loans guaranteed by the SBA of $11.5 million
- $30.2 million, or 53%, relates to loans in a 30-59 day delinquent status

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13 ALLOWANCE FOR CREDIT LOSSES WALK ($ in millions) 1.33% (1) 1.26% (1) $99.7 $98.9 Specific Reserve $(0.8) Provision for RUCACL (6/30/22) $(0.6) Net Charge-offs $0.5 $0.1 Portfolio Mix ACL (9/30/22) 1.34% 1.36% 1.36% ACL includes the Allowance for Loan Losses (ALL) and Reserve for Unfunded Loan Commitments (RUC) The $849 thousand decrease in the ACL was due to (i) net charge offs of $849 thousand and (ii) lower specific reserves of $571 thousand, partially offset by (iii) higher reserves for unfunded commitments of $500 thousand and (iv) higher general loan loss reserves of $70 thousand. Changes in general loan loss reserves were driven by changes in portfolio mix including lower loan totals, improved credit quality, and changes in macroeconomic variables used in the model.

14 CONTINUED FOCUS ON EXPENSE MANAGEMENT • Adjusted Noninterest Expense to Average Assets improved 2 bps sequentially • 3Q22 noninterest expense adjustments relate to Deepstack acquisition transaction costs, impact from investments in alternative energy partnerships(2), and indemnified professional fees, net of recoveries, and in the case of 4Q21, PMB merger-related costs (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation (2) Investments in alternative energy partnerships created tax credits in the period of investment Noninterest Expense to Average Assets ($ millions) Adjusted Noninterest Expense(1) to Average Assets ($ millions) $12.9 2.15% $40.7 -$2.9 1.84% $46.0 2.50% 3Q21 $37.8 $0.1 4Q21 $46.5 2.01% 1Q22 $1.5 2Q22 $47.1 2.09% $58.9 $3.6 $47.4 3Q22 $46.6 $48.6 $51.0 Noninterest expense adjustments Noninterest Expense / Average Assets Adjusted Noninterest Expense $46.5 1.99% 2.00% $40.7 3Q21 4Q21 $46.0 2.01%1.95% 3Q221Q22 2.02% $47.1 2Q22 $47.4 Adjusted Noninterest Expense Adjusted Noninterest Expense / Average Assets Highlights

15 Interest Rate Risk Position (within 12 months) Loan & Deposit Mix Rate Sensitive Assets at 33% of Total Assets Loan Portfolio • $2.3 Billion mature or reset within 12 months • $426 Million are at or below their floors • Given a 50 bps market rate increase, 95% of loans with floors are eligible to reprice Cash & Investments • $256 Million in Interest Bearing Cash • $564 Million reprice within 12 months, mostly CLOs INTEREST RATE RISK MANAGEMENT Well positioned for higher rates with a One Year Positive Gap Ratio of 24% HFI Loans: $7.3 billion Total Deposits: $7.3 billion Noninterest- bearing 40% Interest- bearing, Non-Maturity Non-Time 47% Time 13% Hybrid 24% Variable 32% Fixed 44% LESS Rate Sensitive Liabilities at 9% of Total Assets • $725 million CD’s mature or reprice within 12 months • $120 million in overnight borrowings One Year Positive Gap Ratio is 24% of Total Assets

16(1) 3Q22 capital ratios are preliminary. (2) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 3Q22 2Q22 1Q22 4Q21 3Q21 Common Equity Tier 1 (1) 11.39% 11.29% 11.40% 11.31% 10.86% Tier 1 Risk-based Capital (1) 11.39% 11.29% 11.40% 12.55% 12.35% Leverage Ratio (1) 9.53% 9.58% 9.72% 10.37% 9.80% Tangible Equity / Tangible Assets (2) 8.97% 9.03% 9.27% 10.38% 9.78% Tangible Common Equity / Tangible Assets (2) 8.97% 9.03% 9.27% 9.36% 8.63% STRONG CAPITAL BASE Provides buffer for economic environment • 1Q22 included the Series E Preferred Stock Redemption of $98.7 million • 1Q22, 2Q22 and 3Q22 included $4.3 million, $38.9 million and $13.0 million in common stock repurchases, respectively • 3Q22 included the impact from the Deepstack acquisition and 4Q21 included the impact from the PMB acquisition 10.86% 3Q21 3Q22 11.39% Common Equity Tier 1 8.97% 8.63% 3Q223Q21 Tangible Common Equity / Tangible Assets BANC is Focused on Growing Key Capital Ratios

2022 STRATEGIC OBJECTIVES

BANC OF CALIFORNIA

Continued Balance Sheet Growth and Expanding Profitability

Objective	Details
Fully Realize Synergies of PMB Acquisition	• Achieve greater than 40% cost savings during first half of 2022 (achieved) • Identify additional opportunities for cost savings from larger organization • Expand relationships with new clients that have larger financing needs
Continue Generating Strong Loan Production	• Strong commercial banking pipeline and growth • Continue expanding presence in large vertical markets • Capitalize on position as a talent magnet in California to continue selectively adding proven commercial bankers
Capitalize on Asset Sensitivity	• Better positioned to see lower deposit beta and more positive impact on NIM than in last rising interest rate cycle • Robust deposit gathering engine has increased average noninterest-bearing deposits to 38% of average deposits • One year positive gap ratio has increased to 24% at 3Q22 from 7% at 4Q19 • Positive gap ratio and a stable and large demand deposit base provide upside in rising rates
Accelerate Investment in Technology	• Increase technology investments while still realizing improved operating leverage • Position BANC as the financial services ecosystem hub for our clients • Elevate the client experience and offer innovative solutions directly and through fintech partnerships (achieved via Finexio partnership and Deepstack acquisition)
Continue Optimizing Use of Capital to Increase Earnings and Enhance Franchise Value	• Redeemed Series E preferred stock in the first quarter of 2022 • Through October 18th, 2022 executed $63.7M of $75M common stock share repurchase authorized in 1Q22 • Moved a portion of the securities portfolio to HTM from AFS in 1Q22 to reduce volatility to TBVPS in a rising rate environment • Focus on strategic opportunities to further elevate the client experience and positively impact fee income and shareholder returns

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BANC OF CALIFORNIA

DEEPSTACK TECHNOLOGIES
Overview of Transaction

deepstack
Overview

- Software-led and e-commerce payments platform that provides clients with payment solutions, including merchant processing, payments acceptance and disbursements, tokenization, virtual accounts, fraud protection tools, chargeback management, and reconciliation and reporting services


Offices: Southern, CA and Jupiter, FL

CEO: Jayme Amirie

- Founded: 2010
- 11 Employees, with 8 located in Southern CA and 3 in FL
- All employees joined BANC
- www.deepstack.io

Banc of California has acquired the assets of Global Payroll Gateway and its subsidiary Deepstack Technologies LLC **("Deepstack") for $24 million in cash and stock**

- Provides Banc of California with proprietary payments software solution and entrance into payment processing space for business customers
- Provides opportunity to offer payment processing services to current Banc of California clients as well as integrated software vendors ("ISVs"), e-commerce marketplaces, fintechs and other merchants serving business clients. Opening deposit accounts at Banc of California will give businesses same day visibility into merchant transactions and faster funding
- Provides a meaningful opportunity to grow fee income and core deposits
- Further differentiates the Banc of California experience and provides commercial banking teams with another tool for developing relationships with commercial clients in California
- Advances Banc of California's goal to be the hub of the financial services ecosystem for clients while creating another driver of profitable long-term growth and franchise value
- Advanced Technology: Built to ISO 8583 standards, with ability to accurately process transactions at a speed and volume capable of connecting directly to card brands. Eventually can reduce processing costs while also having the ability to build data warehouse necessary to provide real-time insights for clients

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DEEPSTACK TECHNOLOGIES

Differentiated Tech & Full Suite of Payment Products

BANC OF CALIFORNIA

Owning the technology that powers payment processing offers clients same day visibility into their receivables when they have their merchant settlement account at BANC, providing BANC with another source of NIB deposits

Strategic Rationale

Scalable, Meaningful Fee-Based Income

- Provides BANC with growing source of recurring fee income

New Clients in Verticals Attractive to BANC

- Mid-size ISVs targeting businesses need customized payment solutions that help them overcome payment and banking system barriers that processors and banks don't offer today

Generates Noninterest-Bearing (NIB) Deposits

- Same day visibility into merchant transactions will be available to merchants who open their settlement account at Banc of California – a service few other merchant processors currently provide

Customer Solutions Via Technology Focus

- Banc of California is providing all the solutions business clients need under one roof

Franchise Enhancing

- A proprietary, software-based payments platform that can be customized for clients

	Company Needs	Current BANC Platform	BANC + Deepstack
Traditional Banking Services	Credit Lines	✓	✓
	Business Loans	✓	✓
	Deposit Accounts	✓	✓
	Treasury Management	✓	✓
New Client Services	ACH Processing	✓	✓
	Payment Processing		✓
	Card Acceptance		✓
	Payout Management		✓
	Fraud & Chargeback Management		✓
	Tailored Payments / Reporting Products		✓

The transaction provides a full suite of payments capabilities few other banks have

19

20 APPENDIX bancofcal.com

21 REAL ESTATE LOAN PORTFOLIO HAS LOW LTVS $ in millions (1) Excludes Warehouse credit facilities Real Estate Loan Balances(1) SFR Portfolio by LTV 65% $3,727 1Q224Q21 60% 59%59% 3Q21 $5,124 2Q22 70% 3Q22 $4,274 $4,424 $4,837 RE Loans / Loans-HFI RE Loans 60% to 70% 50% to 60% <50% 70% to 80% >80% • ~86% of all real estate secured loans have LTVs of less than 70% • Weighted average LTV is 57% Real Estate(1) LTVs $ % Count <50% $ 1,502 29% 1,161 50% to 60% 1,200 23% 501 60% to 70% 1,685 33% 635 70% to 80% 660 13% 432 >80% 76 1% 40 Total $ 5,124 100% 2,769 $ in Millions SFR LTVs $ % Count <50% $ 657 34% 735 50% to 60% 355 18% 270 60% to 70% 478 25% 367 70% to 80% 422 22% 379 >80% 36 2% 30 Total $ 1,948 100% 1,781 $ in Millions • ~77% of all existing SFR have LTVs of less than 70% • Weighted average LTV is 57%

22 CALIFORNIA-CENTRIC CRE AND MULTIFAMILY PORTFOLIOS HAVE LOW WEIGHTED-AVERAGE LTV CRE & Multifamily by Collateral Type 58% 8% 12% 11% 6% 1% 4% 92% 8% 97% 3% 4% 41% 44% 9% 2% Multifamily 57% Health Facility Retail Industrial Owner Occupied Mixed Use Multi Tenant Single Tenant Strip Center Non Owner Occupied Neighborhood Shopping Center Other Office Other <1% Residential Other Hospitality Collateral Type Count Balance Avg. Loan Size W.A. LTV $ in Millions MultiFamily 606 $ 1,698 $ 2.8 57.8% Office 74 338 4.6 55.1% Retail 66 325 4.9 53.0% Industrial 77 248 3.2 59.3% Health Facility 8 103 12.9 58.1% Hospitality 28 43 1.5 48.1% Other 78 183 2.4 54.6% Total CRE & MF 937 $ 2,939 $ 3.1 56.7%

23 ~54% C&I Concentration toward Businesses focused on Finance (including Warehouse), and Real Estate and Rental Leasing Limited Exposure to: • 2% Food Services • 1% Transportation • <1% in Accommodations All Other C&I includes a diverse mix of industry sectors • 4% Arts, Entertainment, and Recreation • 2% Professional Services • 2% Management of Companies • 2% Education Services 38% 10% 6% 6% 5% 4% 4% 3% 3% 2% 2% 2% 2% 2% 2% 1% 0% 9% Finance and Insurance: Warehouse Real Estate & Rental Leasing Finance and Insurance: Other Manufacturing Healthcare and Social Assistance Arts, Entertainment, & Recreation Television / Motion Pictures Gas Stations Other Retail Trade Construction Professional Services Whole Sale Trade Management of Companies and Enterprises Educational Services Food Services Transportation Accommodations All Other C&I 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% DIVERSIFIED AND LOW AVERAGE BALANCE C&I PORTFOLIO NAICS Industry Count $ Avg. Loan Size $ in Millions Finance: Warehouse 58 $ 766 $ 13.2 Real Estate & Rental Leasing 165 190 1.2 Finance: Other 43 125 2.9 Manufacturing 115 119 1.0 Healthcare and Social Assistance 113 98 0.9 Arts, Entertainment, & Recreation 30 70 2.3 Television / Motion Pictures 29 71 2.4 Gas Stations 39 60 1.5 Other Retail Trade 90 59 0.7 Construction 89 46 0.5 Professional Services 187 41 0.2 Wholesale Trade 75 42 0.6 Management of Companies & 5 36 7.3 Transportation 74 20 0.3 Food Services 18 31 1.7 Educational Services 18 36 2.0 Accommodations 6 9 1.5 All Other C&I 265 173 0.7 Total C&I 1,419 $ 1,993 $ 1.4

24 STABLE, LOW COST DEPOSIT BASE PROTECTS NET INTEREST MARGIN Net Interest Margin Drivers 4.33% 0.33% 1.02% 4.27% 3.09% 3.86% 0.58% 2.97% 4.04% 0.25% 1Q20 1.71% 0.11% 1.11% 1Q21 0.25% 0.71% 3.51% 4Q21 0.25% 3.81% 1.29% 0.25% 2Q20 3.09% 0.51% 3.58% 0.25% 3Q20 3.78% 4.04% 3.87% 0.25% 3.38% 0.36% 3.27% 0.89% 4Q20 3.19% 0.28% 0.17%0.25% 0.83% 0.23% 0.25% 0.77% 2Q21 0.74% 3.73% 4.06% 3.28% 0.15% 1Q22 0.67% 3Q21 3.66% 0.61% 3.28% 1.58% 2Q22 3.08% 3.58% 0.47% 1.20% 3Q22 0.08% Net Interest Margin Earning Asset Yield Cost of Total Deposits Fed Funds Rate Interest-Bearing Liabilities

25 STRONG ALLOWANCE COVERAGE RATIO; ALLOCATION OF RESERVE BY LOAN TYPE • Allowance for Credit Losses (ACL) includes Reserve for Unfunded Commitments • Higher ACL coverage ratio of 1.36% at the end of 3Q22 compared to 1.34% at the end of 2Q22 ACL Composition 9/30/2022 6/30/2022 ($ in thousands) Amount % of Loans Amount % of Loans Commercial real estate $ 16,836 1.36% $ 15,742 1.31% Multifamily 15,953 0.94% 15,678 1.00% Construction 5,423 2.29% 4,255 1.86% Commercial and industrial 36,470 2.97% 38,177 3.00% Commercial and industrial - warehouse 2,355 0.31% 3,236 0.28% SBA 2,960 3.45% 3,033 3.29% Total commercial loans 79,997 1.52% 80,121 1.45% Single family residential mortgage 11,847 0.61% 12,805 0.70% Other consumer 600 0.69% 867 0.98% Total consumer loans 12,447 0.61% 13,672 0.71% Allowance for loan losses 92,444 1.27% 93,793 1.26% Reserve for unfunded commitments 6,405 0.09% 5,905 0.08% Allowance for credit losses $ 98,849 1.36% $ 99,698 1.34%

26(1) $329 million of AFS securities were reclassified to HTM during 1Q22 Portfolio Average Balances & Yields Securities Portfolio Detail(1) SECURITIES PORTFOLIO Portfolio Profile CompositionCredit Rating AAA 43% AA 43% BB 1% BBB 13% Private Label RMBS 4% QoQ Duration (yrs) 3Q22 2Q22 Change 3Q22 Gov’t & Agency (MBS, CMO, & SBA) $ 164.0 $ 178.5 $ (14.5) 2.4 CLOs 472.7 478.2 (5.5) 0.1 Corporate Securities 169.4 163.3 6.1 2.9 Private Label RMBS 41.5 45.5 (4.0) 8.6 AFS $ 847.6 $ 865.4 $ (17.9) 1.5 Gov’t & Agency (MBS, CMO, & SBA) 214.6 215.1 (0.5) 10.0 Municipal 114.2 114.2 (0.0) 10.4 HTM $ 328.8 $ 329.3 $ (0.5) 10.2 Total Securities $ 1,176.3 $ 1,194.7 $ (18.4) 3.9 Security Type ($ in millions) 2.68% 3Q21 2.11% 1Q22 2.13% 4Q21 $1,347 2.29% 2Q22 3.38% 3Q22 $1,291 $1,292 $1,217 $1,195 Average Balance ($ in millions) Yield Munis 10% CLO 40% Corporates 14% Gov’t & AGC 32%

27 CLO Industry Breakdown $473 million at September 30, 2022 (net of $20 million unrealized loss) • CLO portfolio has underlying diversified exposure with largest segment in Healthcare & Pharmaceuticals at 12% • AAA and AA holdings provide principal protection – exposure to underlying credit losses would require a combination of lifetime defaults (25- 40% CDR), loss severity (40-50%), and prepayment assumptions (10- 20% CPR) • Under these assumptions, the underlying securities would need to take losses of approximately 30% before we would anticipate incurring losses on principal • 3Q22 average CLO portfolio yield of 4.05%, up from 2.62% in 2Q22 • Quarterly reset based on 3 Month Libor + 1.62% • CLOs included an unrealized loss of $20 million as of 3Q22 compared to $14.6 million as of 2Q22. CLO PORTFOLIO HAS DIVERSIFIED EXPOSURE CREDIT ENHANCEMENT PROVIDES SIGNIFICANT PRINCIPAL PROTECTION Healthcare & Pharmaceuticals 12% High Tech Industries 11% Banking, Finance, Insurance & Real Estate 9% Services: Business 8% Media: Broadcasting & Subscription 5% Beverage, Food & Tobacco 5% Hotel, Gaming & Leisure 4% Construction & Building 3% Chemicals, Plastics, & Rubber 3% Retail 3% Capital Equipment 3% Automotive 3% Services: Consumer 3% Telecommunications 3% Containers, Packaging & Glass 3% Other 22%

BANC FAST FACTS

BANC OF CALIFORNIA

(Dollars in millions)	3Q22	2Q22	1Q22	4Q21	3Q21
Total assets	$ 9,369	$ 9,502	$ 9,584	$ 9,394	$ 8,279
Securities available-for-sale	848	865	899	1,316	1,303
Securities held-to-maturity	329	329	329	-	-
Loans held-for-investment	7,289	7,451	7,452	7,251	6,229
Total deposits	7,280	7,559	7,480	7,439	6,543
Net interest income	$ 79.4	$ 78.3	$ 76.4	$ 73.0	$ 63.0
Total noninterest income	5.7	7.2	5.9	5.6	5.5
Total revenue	85.1	85.5	82.4	78.6	68.5
Noninterest expense	50.5	47.6	46.4	60.1	39.6
Loss (gain) in alternative energy partnership investments	0.5	1.0	0.2	(1.2)	(1.8)
Total noninterest expense	51.0	48.6	46.6	58.9	37.8
Pre-tax pre-provision income[(1)]	34.1	36.9	35.8	19.8	30.7
(Reversal of) provision for credit losses	-	-	(31.5)	11.3	(1.1)
Income tax expense	9.9	10.2	18.8	2.8	8.7
Net income	24.2	26.7	48.5	5.8	23.2
Preferred dividend and other adjustments	-	-	5.2	1.7	1.7
Net income available to common stockholders	$ 24.2	$ 26.7	$ 43.3	$ 4.0	$ 21.4
Diluted earnings per common share	$ 0.40	$ 0.43	$ 0.69	$ 0.07	$ 0.42
Tangible common equity per common share[(1)]	$ 13.79	$ 14.05	$ 14.05	$ 13.88	$ 13.99
Return on average assets	1.02%	1.15%	2.09%	0.24%	1.13%
Adjusted efficiency ratio[(1)]	55.66%	55.11%	56.52%	58.47%	59.49%

(1) Non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

28

29 NON-GAAP FINANCIAL INFORMATION This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include tangible assets, tangible equity, tangible common equity, tangible equity to tangible assets, tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, adjusted noninterest expense, adjusted noninterest expense to average total assets, pre-tax pre-provision (PTPP) income (loss), adjusted PTPP income (loss), PTPP income (loss) ROAA, adjusted PTPP income (loss) ROAA, efficiency ratio, adjusted efficiency ratio, adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS) and adjusted return on average assets (ROAA) constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total equity. Tangible common equity is calculated by subtracting preferred stock from tangible equity. Return on average tangible common equity is computed by dividing net income (loss) available to common stockholders, after adjustment for amortization of intangible assets, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding total revenue and subtracting adjusted noninterest expense. PTPP income ROAA is computed by dividing annualized PTPP income by average assets. Adjusted PTPP income ROAA is computed by dividing annualized adjusted PTPP income by average assets. Efficiency ratio is computed by dividing noninterest expense by total revenue. Adjusted efficiency ratio is computed by dividing adjusted noninterest expense by total revenue. Adjusted net income (loss) is calculated by adjusting net income (loss) for tax- effected noninterest expense adjustments and the tax impact from the exercise of stock appreciation rights for the periods indicated. Adjusted ROAA is computed by dividing annualized adjusted net income by average assets. Adjusted net income (loss) available to common stockholders is computed by removing the impact of preferred stock redemptions from adjusted net income (loss). Adjusted diluted earnings per share is computed by dividing adjusted net income (loss) available to common stockholders by the weighted average diluted common shares outstanding. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 28-32 of this presentation.

30 NON-GAAP RECONCILIATION (Dollars in thousands) 3Q22 2Q22 1Q22 4Q21 3Q21 Net interest income $ 79,408 $ 78,299 $ 76,441 $ 73,039 $ 62,976 Noninterest income 5,681 7,186 5,910 5,605 5,519 Total revenue 85,089 85,485 82,351 78,644 68,495 Noninterest expense 50,962 48,612 46,596 58,872 37,811 Pre-tax pre-provision income(1) $ 34,127 $ 36,873 $ 35,755 $ 19,772 $ 30,684 Total revenue $ 85,089 $ 85,485 $ 82,351 $ 78,644 $ 68,495 Noninterest expense $ 50,962 $ 48,612 $ 46,596 $ 58,872 $ 37,811 Total noninterest expense adjustments (3,601) (1,498) (52) (12,891) 2,937 Adjusted noninterest expense(1) 47,361 47,114 46,544 45,981 40,748 Adjusted pre-tax pre-provision income(1) $ 37,728 $ 38,371 $ 35,807 $ 32,663 $ 27,747 Average Assets $ 9,408,740 $ 9,342,696 $ 9,392,305 $ 9,331,955 $ 8,141,613 Pre-tax pre-provision ROAA(1) 1.44% 1.58% 1.54% 0.84% 1.50% Adjusted pre-tax pre-provision ROAA(1) 1.59% 1.65% 1.55% 1.39% 1.35% Efficiency Ratio(1) 59.89% 56.87% 56.58% 74.86% 55.20% Adjusted efficiency ratio(1) 55.66% 55.11% 56.52% 58.47% 59.49% (1) Non-GAAP measure

31 NON-GAAP RECONCILIATION (Dollars in thousands) 3Q22 2Q22 1Q22 4Q21 3Q21 Adjusted Noninterest Expense Total noninterest income $ 5,681 $ 7,186 $ 5,910 $ 5,605 $ 5,519 Total noninterest expense $ 50,962 $ 48,612 $ 46,596 $ 58,872 $ 37,811 Noninterest expense adjustments: Professional recoveries (fees) (1,017) (455) 106 (642) 2,152 Acquisition, integration and transaction costs (2,080) - - (13,469) (1,000) Noninterest expense adjustments before gain (loss) in alternative energy partnership investments (3,097) (455) 106 (14,111) 1,152 (Loss) gain in alternative energy partnership investments (504) (1,043) (158) 1,220 1,785 Total noninterest expense adjustments (3,601) (1,498) (52) (12,891) 2,937 Adjusted noninterest expense(1) $ 47,361 $ 47,114 $ 46,544 $ 45,981 $ 40,748 Average assets $9,408,740 $9,342,696 $9,392,305 $9,331,955 $8,141,613 Noninterest expense / Average assets 2.15% 2.09% 2.01% 2.50% 1.84% Adjusted noninterest expense / Average assets(1) 2.00% 2.02% 2.01% 1.95% 1.99% (1) Non-GAAP measure

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands)	3Q22	2Q22	1Q22	4Q21	3Q21
Tangible Common Equity to Tangible Assets Ratio					
Total assets	$ 9,368,578	$ 9,502,113	$ 9,583,540	$ 9,393,743	$ 8,278,741
Less: goodwill	(114,312)	(95,127)	(95,127)	(94,301)	(37,144)
Less: other intangible assets	(8,081)	(4,677)	(4,990)	(6,411)	(1,787)
Tangible assets[(1)]	$ 9,246,185	$ 9,402,309	$ 9,483,423	$ 9,293,031	$ 8,239,810
Total stockholders' equity	$ 951,990	$ 949,130	$ 979,009	$ 1,065,290	$ 844,803
Less: preferred stock	-	-	-	(94,956)	(94,956)
Total common stockholders' equity	$ 951,990	$ 949,130	$ 979,009	$ 970,334	$ 749,847
Total stockholders' equity	$ 951,990	$ 949,130	$ 979,009	$ 1,065,290	$ 844,803
Less: goodwill	(114,312)	(95,127)	(95,127)	(94,301)	(37,144)
Less: other intangible assets	(8,081)	(4,677)	(4,990)	(6,411)	(1,787)
Tangible equity[(1)]	829,597	849,326	878,892	964,578	805,872
Less: preferred stock	-	-	-	(94,956)	(94,956)
Tangible common equity[(1)]	$ 829,597	$ 849,326	$ 878,892	$ 869,622	$ 710,916
Total stockholders' equity to total assets	10.16%	9.99%	10.22%	11.34%	10.20%
Tangible equity to tangible assets[(1)]	8.97%	9.03%	9.27%	10.38%	9.78%
Tangible common equity to tangible assets[(1)]	8.97%	9.03%	9.27%	9.36%	8.63%
Common shares outstanding	59,679,558	59,985,736	62,077,312	62,188,206	50,321,096
Class B non-voting non-convertible common shares outstanding	477,321	477,321	477,321	477,321	477,321
Total common shares outstanding	60,156,879	60,463,057	62,554,633	62,665,527	50,798,417
Book value per common share	$ 15.83	$ 15.70	$ 15.65	$ 15.48	$ 14.76
Tangible common equity per common share[(1)]	$ 13.79	$ 14.05	$ 14.05	$ 13.88	$ 13.99

(1) Non-GAAP measure

32

33 NON-GAAP RECONCILIATION (Dollars in thousands) 3Q22 2Q22 1Q22 4Q21 3Q21 Return on tangible common equity Average total stockholders' equity $ 960,806 $ 969,885 $ 1,049,912 $ 1,035,782 $ 847,941 Less: Average preferred stock - - (75,965) (94,956) (94,956) Average common stockholders' equity 960,806 969,885 973,947 940,826 752,985 Less: Average goodwill (98,916) (95,127) (94,307) (86,911) (37,144) Less: Average other intangible assets (4,570) (4,869) (6,224) (4,994) (1,941) Average tangible common equity(1) $ 857,320 $ 869,889 $ 873,416 $ 848,921 $ 713,900 Net income available to common stockholders $ 24,196 $ 26,712 $ 43,345 $ 4,024 $ 21,443 Add: Amortization of intangible assets 396 313 441 430 282 Less: Tax effect on amortization of intangible assets(2) (83) (66) (93) (90) (59) Net income available to common stockholders after the adjustments for intangible assets(1) $ 24,509 $ 26,959 $ 43,693 $ 4,364 $ 21,666 Return on average equity 9.99% 11.05% 18.74% 2.20% 10.84% Return on average tangible common equity(1) 11.34% 12.43% 20.29% 2.04% 12.04% (1) Non-GAAP measure (2) Adjustments shown net of a statutory Federal tax rate of 21%

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands, except per share data)	3Q22	2Q22	1Q22	4Q21	3Q21
Adjusted net income					
Net income[1][2]	$ 24,196	$ 26,712	$ 48,512	$ 5,751	$ 23,170
Adjustments:					
Noninterest expense adjustments	3,601	1,498	52	12,891	(2,937)
Tax impact of adjustments above[3]	(1,065)	(443)	(15)	(3,811)	868
Tax adjustment: tax impact from exercise of stock appreciation rights	-	-	-	-	-
Adjustments to net income	2,536	1,055	37	9,080	(2,069)
Adjusted net income[4]	$ 26,732	$ 27,767	$ 48,549	$ 14,831	$ 21,101
Average Assets	$ 9,408,740	$ 9,342,696	$ 9,392,305	$ 9,331,955	$ 8,141,613
ROAA	1.02%	1.15%	2.09%	0.24%	1.13%
Adjusted ROAA[4]	1.13%	1.19%	2.10%	0.63%	1.03%
Adjusted net income available to common stockholders					
Net income available to common stockholders	$ 24,196	$ 26,712	$ 43,345	$ 4,024	$ 21,443
Adjustments to net income	2,536	1,055	37	9,080	(2,069)
Adjustments for impact of preferred stock redemption	-	-	3,747	-	-
Adjusted net income available to common stockholders[4]	$ 26,732	$ 27,767	$ 47,129	$ 13,104	$ 19,374
Average diluted common shares	60,492,460	61,600,615	62,906,003	60,690,046	50,909,317
Diluted EPS	$ 0.40	$ 0.43	$ 0.69	$ 0.07	$ 0.42
Adjusted diluted EPS[4][5]	$ 0.44	$ 0.45	$ 0.75	$ 0.22	$ 0.38

(1) Net income for the three months ended March 31, 2022 includes a $31.3 million pre-tax reversal of credit losses due to the recovery from the settlement of a previously charged-off loan; there is no similar recovery in any of the other periods presented. The Bank previously recognized a $35.1 million charge-off for this loan during the third quarter of 2019.

(2) Net income for the three months ended December 31, 2021 includes an $11.3 million pre-tax charge for the expected lifetime credit losses for non-purchased credit deteriorated loans acquired in the PMB Acquisition; there is no similar charge in any of the other periods presented.

(3) Tax impact of adjustments shown at a statutory tax rate of 29.6%.

(4) Non-GAAP measure.

(5) Represents adjusted net income available to common stockholders divided by average diluted common shares.

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